Exhibit 99.1

EMERGENT BIOSOLUTIONS REPORTS FINANCIAL RESULTS FOR SECOND QUARTER AND FIRST SIX MONTHS OF 2014

•	Reports Q2 2014 total revenue of $110.3 million, up 34% from 2013; Six months total revenue of $164.2 million, up 31% from 2013
•	Increases 2014 total revenue guidance to $425 to $450 million
•	Forecasts Q3 2014 total revenue guidance of $110 to $125 million
•	Reaffirms 2014 adjusted net income and GAAP net income guidance of $40 to $50 million and $30 to $40 million, respectively

ROCKVILLE, MD, August 7, 2014—Emergent BioSolutions Inc. (NYSE: EBS) reported total revenue for Q2 2014 of $110.3 million as compared to $82.4 million in 2013. Total revenues for the first six months of 2014 were $164.2 million as compared to $125.5 million in 2013. The company is increasing its full year 2014 total revenue forecast to $425 to $450 million, from $415 to $445 million. The company also anticipates Q3 2014 total revenue of $110 to $125 million.

Adjusted net income for Q2 2014 was $9.4 million as compared to adjusted net income of $11.4 million in 2013. The adjusted net loss for the first six months of 2014 was $5.4 million as compared to adjusted net income of $4.7 million in 2013. On a GAAP basis, the company reported Q2 2014 net income of $5.0 million, or $0.13 per share, as compared to $10.5 million, or $0.29 per share, in 2013 and reported first half 2014 net loss of $15.2 million, or $0.41 per share, as compared to net income of $2.4 million, or $0.07 per share, in 2013. Please see "Reconciliation of GAAP to Adjusted Net Income" for a definition of terms and explanation of these adjustments. The company is reaffirming its guidance for 2014 adjusted net income of $40 to $50 million and GAAP net income of $30 to $40 million.

"During the second quarter, which was the first full quarter of combined operations with Cangene, we began to realize the benefits of our growth plan with reported revenues at the high end of our guidance," said Daniel J. Abdun-Nabi, President and Chief Executive Officer of Emergent BioSolutions. "Based on the strength of the business, we are increasing our full year revenue forecast to $425 to $450 million, which represents a greater than 35% increase over 2013 revenue and supports our forecasted net income. We expect this to be primarily driven by increasing shipments of BioThrax consistent with our historical trend, and better than anticipated domestic and international sales of the biodefense products acquired from Cangene."

REVENUES

Product Sales
For Q2 2014, product sales were $78.3 million, an increase of 19% as compared to 2013. For the first six months of 2014, product sales were $114.0 million, an increase of 19% as compared to 2013.

Total revenue from BioThrax® (Anthrax Vaccine Adsorbed) sales was $67.5 million during Q2 2014 as compared to $65.6 million in 2013. BioThrax sales for the six months ending June 30, 2014 were $92.0 million as compared to $96.0 million during the same period in 2013. The changes in both 2014 periods were primarily due to the timing of deliveries to the SNS.

Contract Manufacturing
For Q2 2014, contract manufacturing revenue was $9.2 million and for the six months of 2014 was $11.9 million. Contract manufacturing revenues primarily consisted of contract services to third parties.

Contracts and Grants
For Q2 2014, contracts and grants revenue was $22.9 million, an increase of 36% as compared to 2013. For the first six months of 2014 contracts and grants revenue was $38.3 million, an increase of 29% as compared to the same period in 2013. This increase is primarily due to development funding for BAT [Botulism Antitoxin Heptavalent (A,B,C,D,E,F,G)-(Equine)] and AIGIV [Anthrax Immune Globulin Intravenous (Human)].

OPERATING EXPENSES

Cost of Product Sales and Contract Manufacturing
For Q2 2014, cost of product sales and contract manufacturing was $34.5 million as compared to $16.9 million for 2013. For the first six months of 2014, cost of product sales was $53.5 million as compared to $22.6 million in 2013. The increase in both periods was primarily attributable to product and contract manufacturing costs associated with revenues acquired as part of the Cangene and RSDL® (KBDO individual use decontamination packet) acquisitions.

Research and Development
For Q2 2014, gross research and development (R&D) expenses were $37.4 million as compared to $30.3 million in 2013. For the first six months of 2014, R&D costs were $67.7 million as compared to $61.0 million in 2013. The increase in both periods primarily reflects higher contract service costs, and includes increased expenses for product candidates and technology platform development activities in both the Biodefense and Biosciences divisions.

Net R&D expenses for Q2 2014 were $14.5 million as compared to $13.3 million in 2013. For the first six months of 2014, Net R&D expenses were $29.4 million as compared to $30.6 million in 2013. Net R&D expenses are calculated as gross research and development expenses less development contract and grant reimbursements and the net loss attributable to noncontrolling interests.

Selling, General and Administrative
For Q2 2014, selling, general and administrative expenses were $30.6 million as compared to $20.5 million in 2013. This increase includes additional post-acquisition selling, general and administrative costs that are largely associated with the operations of Cangene and in support of RSDL.

For the first six months of 2014, selling, general and administrative expenses were $60.6 million as compared to $40.5 million in 2013. This increase was primarily attributable to an increase in Biosciences SG&A expenses due to professional services to support due diligence along with other acquisition-related activities and post-acquisition operations associated with the acquisition of Cangene.

FINANCIAL CONDITION AND LIQUIDITY

Cash and cash equivalents at June 30, 2014 were $168.1 million as compared to $160.2 million at March 31, 2014, and $179.3 million at December 31, 2013. Additionally, at June 30, 2014, the accounts receivable balance was $78.3 million, which is comprised primarily of receivables from the US government.

Reconciliation of GAAP to Adjusted Net Income

This press release contains a financial measure, adjusted net income (loss), which is considered a "non-GAAP" financial measure under applicable Securities & Exchange Commission rules and regulations. This non-GAAP financial measure should be considered supplemental to and not a substitute for financial information prepared in accordance with generally accepted accounting principles. The company's definition of this non-GAAP measure may differ from similarly titled measures used by others. The non-GAAP financial measure used in this press release adjusts for specified items that can be highly variable or difficult to predict, or reflect the non-cash impact of charges resulting from purchase accounting. The company views this non-GAAP financial measure as a means to facilitate management's financial and operational decision-making, including evaluation of Emergent's historical operating results and comparison to competitors' operating results. This non-GAAP financial measure reflects an additional way of viewing aspects of the company's operations that, when viewed with GAAP results and the reconciliations to the corresponding GAAP financial measure, may provide a more complete understanding of factors and trends affecting Emergent's business.

The determination of the amounts that are excluded from this non-GAAP financial measure is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts. The company is likely to exclude the following items from its non-GAAP adjusted net income (loss) in the future, the effect of which is uncertain but may be significant in amount:
•	Expenses related to completed and future acquisitions of other businesses, including amortization of acquired intangible and tangible assets, transaction costs and integration costs;
•	Non-cash charges related to the impairment of intangible or tangible assets;
•	Expenses associated with restructuring activities, including but not limited to, accelerated depreciation, severance costs and lease abandonment charges; and
•	Other non-recurring charges.

Because non-GAAP financial measures exclude the effect of items that will increase or decrease the company's reported results of operations, management strongly encourages investors to review the company's consolidated financial statements and publicly filed reports in their entirety.

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2014	2013	2014	2013
GAAP Net Income (Loss)	$5.0	$10.5	$(15.2)	$2.4
Adjustments:
•Acquisition-related costs (transaction & integration)	2.4	0.5	6.3	0.5
•Non-cash amortization charges	2.9	-	4.5	-
•Write-off of syndicated loans	-	-	1.8	-
•Impact of purchase accounting on inventory step-up	1.0	-	1.4	-
•UK restructuring	-	0.8	-	2.8
•Tax effect	(1.9)	(0.4)	(4.2)	(1.0)
Total Adjustments	4.4	0.9	9.8	2.3
Adjusted Net Income (Loss)	9.4	11.4	(5.4)	4.7

Conference Call and Webcast

Company management will host a conference call at 5:00 pm (Eastern Time) on Thursday, August 7, 2014 to discuss these financial results. The conference call will be accessible by dialing 888-680-0865 or 617-213-4853 (international) and providing passcode 66947353. A webcast of the conference call will be accessible from the company's website at www.emergentbiosolutions.com, under "Investors."

A replay of the conference call will be accessible from 10:00 pm (Eastern Time) on August 7, 2014 through August 15, 2014 by dialing 888-286-8010 or 617-801-6888 and using the passcode 54320217. The webcast will be archived on the company's website, www.emergentbiosolutions.com, under "Investors."

About Emergent BioSolutions Inc.

Emergent BioSolutions is a specialty biopharmaceutical company seeking to protect and enhance life by offering specialized products to healthcare providers and governments to address medical needs and emerging health threats. Additional information about the company may be found at www.emergentbiosolutions.com.

Follow us on twitter: @emergentbiosolu

Safe Harbor Statement

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including our financial guidance, and any other statements containing the words "believes", "expects", "anticipates", "intends", "plans", "forecasts", "estimates" and similar expressions in conjunction with, among other things, discussions of financial performance or financial condition, growth strategy, product sales, manufacturing capabilities, product development, regulatory approvals or expenditures are forward-looking statements. These forward-looking statements are based on our current intentions, beliefs and expectations regarding future events. We cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, we do not undertake to update any forward-looking statement to reflect new information, events or circumstances.

There are a number of important factors that could cause the company's actual results to differ materially from those indicated by such forward-looking statements, including appropriations for BioThrax procurement; our ability to successfully integrate Cangene Corporation and realize the potential benefits of this acquisition; our ability to successfully integrate the HPPD business and realize the benefits of this acquisition; our ability to obtain new BioThrax sales contracts or modifications to existing contracts; our plans to pursue label expansions and improvements for BioThrax; availability of funding for our US government grants and contracts; our ability to identify and acquire or in-license products or late-stage product candidates that satisfy our selection criteria; whether anticipated synergies and benefits from an acquisition or in-license are realized within expected time periods or at all; our ability to enter into selective collaboration arrangements; our ability to expand our manufacturing facilities and capabilities; our ability to meet operating and financial restrictions placed on us and our subsidiaries that are contained in our senior credit facility; the rate and degree of market acceptance and clinical utility of our products; the success of our ongoing and planned development programs; the timing of and our ability to obtain and maintain regulatory approvals for our product candidates; and our commercialization, marketing and manufacturing capabilities and strategy. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from our expectations in any forward-looking statement. Investors should consider this cautionary statement, as well as the risk factors identified in our periodic reports filed with the SEC, when evaluating our forward-looking statements.

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Investor Contact
Robert G. Burrows
Vice President, Investor Relations
301-795-1877
BurrowsR@ebsi.com

Media Contact:
Tracey Schmitt
Vice President, Global Public Affairs and Corporate Responsibility
301-795-1847
SchmittT@ebsi.com

Financial Statements Follow

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share data)

	June 30, 2014	December 31, 2013
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$168,130	$179,338
Accounts receivable	78,270	60,587
Inventories	66,030	14,643
Income tax receivable, net	16,674	5,651
Prepaid expenses and other current assets	16,345	12,896
Total current assets	345,449	273,115

Property, plant and equipment, net	302,455	264,240
In-process research and development	50,300	41,800
Intangible assets, net	66,678	30,148
Goodwill	47,188	13,954
Deferred tax assets – long-term, net	16,411	-
Other assets	8,768	3,373

Total assets	$837,249	$626,630

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$36,968	$27,521
Accrued expenses and other current liabilities	2,957	1,252
Accrued compensation	23,044	24,615
Contingent purchase consideration, current portion	3,813	1,341
Provisions for chargebacks	4,224	-
Deferred tax liability- current portion, net	88	88
Deferred revenue, current portion	5,333	1,834
Total current liabilities	76,427	56,651

Contingent purchase consideration, net of current portion	19,193	15,278
Long-term indebtedness, net of current portion	251,000	62,000
Deferred tax liability – long-term, net	-	1,419
Deferred revenue, net of current portion	1,632	-
Other liabilities	1,230	2,117
Total liabilities	349,482	137,465

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.001 par value; 15,000,000 shares authorized, 0 shares issued and outstanding at June 30, 2014 and December 31, 2013, respectively	-	-
Common stock, $0.001 par value; 100,000,000 shares authorized, 37,885,227 shares issued and 37,472,274 shares outstanding at June 30, 2014; 37,036,996 shares issued and 36,624,043 shares outstanding at December 31, 2013	38	37
Treasury stock, at cost, 412,953 common shares at both June 30, 2014 and December 31, 2013	(6,119)	(6,119)
Additional paid-in capital	260,778	247,637
Accumulated other comprehensive loss	(3,251)	(3,465)
Retained earnings	236,321	251,528
Total Emergent BioSolutions Inc. stockholders' equity	487,767	489,618
Noncontrolling interest in subsidiaries	-	(453)
Total stockholders' equity	487,767	489,165
Total liabilities and stockholders' equity	$837,249	$626,630

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended June 30,
	2014	2013
	(Unaudited)
Revenues:
Product sales	$78,269	$65,596
Contract manufacturing	9,187	-
Contracts and grants	22,869	16,840
Total revenues	110,325	82,436

Operating expense:
Cost of product sales and contract manufacturing	34,507	16,945
Research and development	37,401	30,278
Selling, general and administrative	30,555	20,501
Income from operations	7,862	14,712

Other income (expense):
Interest income	31	10
Interest expense	(1,721)	(3)
Other income (expense), net	1,322	18
Total other income (expense)	(368)	25

Income before provision for income taxes	7,494	14,737
Provision for income taxes	2,465	4,381
Net income	5,029	10,356
Net loss attributable to noncontrolling interest	-	128
Net income attributable to Emergent BioSolutions Inc.	$5,029	$10,484

Income per share - basic	$0.13	$0.29
Income per share - diluted	$0.13	$0.29

Weighted-average number of shares - basic	37,416,554	36,144,063
Weighted-average number of shares - diluted	38,333,425	36,527,014

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except share and per share data)

	Six Months Ended June 30,
	2014	2013
	(Unaudited)
Revenues:
Product sales	$114,036	$95,955
Contract manufacturing	11,913	-
Contracts and grants	38,260	29,581
Total revenues	164,209	125,536

Operating expense:
Cost of product sales and contract manufacturing	53,504	22,643
Research and development	67,657	61,002
Selling, general and administrative	60,644	40,529
Income (loss) from operations	(17,596)	1,362

Other income (expense):
Interest income	71	33
Interest expense	(5,256)	(14)
Other income (expense), net	1,834	35
Total other income (expense)	(3,351)	54

Income (loss) before provision for (benefit from) income taxes	(20,947)	1,416
Provision for (benefit from) income taxes	(5,740)	(135)
Net income (loss)	(15,207)	1,551
Net loss attributable to noncontrolling interest	-	871
Net income (loss) attributable to Emergent BioSolutions Inc.	$(15,207)	$2,422

Income (loss) per share - basic	$(0.41)	$0.07
Income (loss) per share - diluted	$(0.41)	$0.07

Weighted-average number of shares - basic	37,137,015	36,056,297
Weighted-average number of shares - diluted	37,137,015	36,247,773

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands)

	Six Months Ended June 30,
	2014	2013
Cash flows from operating activities:	(Unaudited)
Net income (loss)	$(15,207)	$1,551
Adjustments to reconcile to net cash provided (used in) by operating activities:
Stock-based compensation expense	6,015	5,718
Depreciation and amortization	15,294	8,372
Current and deferred income taxes	(5,199)	(135)
Non-cash development expenses from joint venture	-	(347)
Change in fair value of contingent obligations	1,630	-
Write off of debt issuance costs	1,831	-
Excess tax benefits from stock-based compensation	(5,179)	(1,757)
Other	499	(10)
Changes in operating assets and liabilities:
Accounts receivable	2,274	41,674
Inventories	1,232	(3,421)
Income taxes	(5,184)	(7,999)
Prepaid expenses and other assets	(567)	(1,734)
Accounts payable	(10,357)	(6,199)
Accrued expenses and other liabilities	(644)	(619)
Accrued compensation	(3,902)	(7,130)
Provision for chargebacks	284	-
Deferred revenue	(1,246)	238
Net cash provided by (used in) operating activities	(18,426)	28,202
Cash flows from investing activities:
Purchases of property, plant and equipment	(9,400)	(14,123)
Acquisition of Cangene Corporation, net of acquired cash	(178,167)	-
Net cash used in investing activities	(187,567)	(14,123)
Cash flows from financing activities:
Proceeds from convertible debenture, net of bank fees	241,654	-
Proceeds from long-term debt obligations	1,000	-
Issuance of common stock subject to exercise of stock options	9,969	933
Excess tax benefits from stock-based compensation	5,179	1,757
Principal payments on long-term indebtedness	(62,000)	(2,235)
Contingent obligation payments	(1,019)	-
Net cash provided by financing activities	194,783	455

Effect of exchange rate changes on cash and cash equivalents	2	(43)

Net decrease in cash and cash equivalents	(11,208)	14,577
Cash and cash equivalents at beginning of period	179,338	141,666
Cash and cash equivalents at end of period	$168,130	$156,243